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                                                                   EXHIBIT 10.21

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                                      Void after
                                                              March_______, 2006

                            ONLINE PARTNERS.COM, INC.
                      WARRANT TO PURCHASE EQUITY SECURITIES

         This warrant (the "Warrant") is issued to __________________(the "Holder") by Online Partners.com Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") dated as of March______, 2001. The parties acknowledge that the Company is a party to that certain Agreement and Plan of Merger dated December 22,2000 (the "Merger Agreement") as such agreement is described in the Purchase Agreement, pursuant to which, if closed, the Company shall become a wholly owned subsidiary of PlanetOut Partners, Inc., a Delaware corporation (the "Parent Corporation") (the "Merger").

         1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, or if the Company becomes a wholly owned subsidiary of the Parent Corporation, then at the principal offices of the Parent Corporation (or at such other place as the Company or the Parent Corporation shall notify the Holder hereof in writing, to purchase from the Company or the Parent Corporation up to that number of fully paid and nonassessable shares of Equity Securities, as more fully described below, that equals the quotient obtained by dividing (a) twenty five percent (25%) of the aggregate principal amount of the Convertible Promissory Note to which this Warrant relates (the "Note"), by (b) the price per share of the securities of the next Qualified Financing (as defined below) of either the Company or the Parent Corporation (as adjusted for any stock splits, dividends, combinations or the like). The shares of Equity Securities issuable pursuant to this Section 1 shall be subject to adjustment pursuant to section 8 hereof.

         2. Purchase Price. The purchase price for the Equity Securities shall be the price per share of the securities of the Qualified Financing of the Company or the Parent Corporation subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from tune to time, is herein referred to as the "Exercise Price").

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         3.       Exercise Period. This Warrant shall become exercisable upon the closing by the Company or the Parent Corporation of a transaction or series of related transactions in which shares of preferred or common stock of the Company or the Parent Corporation, as applicable ("Equity Securities"), are sold and in which the gross proceeds resulting from such sale equals or exceeds Five Million Dollars ($5,000,000) (including the aggregate amount of debt securities converted into equity securities upon conversion of the Notes issued pursuant to this Agreement) at a pre-money valuation of $35,000,000 or less (or a valuation acceptable to a majority of the Lenders) and with liquidation rights equal to at least 200% of the per share price of such equity securities or on such other terms and conditions as may be later agreed to by the board of directors of the Company and the Lenders (a "Qualified Financing"), and this Warrant shall remain so exercisable until and including March_____, 2005 provided, however, this Warrant shall no longer be exercisable and become null and void on the 179th day after the closing of the issuance and sale of shares of Common Stock of the Company or the Parent Corporation in the Company's or the Parent Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. In the event of an underwritten public offering of the kind described above, the Company or the Parent Corporation shall notify the Holder at least ten (10) days prior to the consummation of such event.

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                           (i)      the surrender of the Warrant, together with
a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company, or the Parent Corporation, at its principal office; and

                           (ii)     the payment to the Company or the Parent
Corporation of an amount equal to the aggregate Exercise Price for the number of Equity Securities being purchased.

         5. Net Exercise. In lieu of cash exercising this Warrant, the Holder may elect to receive Equity Securities equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company or the Parent Corporation together with notice of such election, in which event the Company or the Parent Corporation shall issue to the Holder hereof a number of shares of Equity Securities computed using the following formula:

                                        Y (A - B)
                                        ---------
                                    X=      A
                  Where:

                  X = The number of shares of Equity Securities to be issued to the Holder.

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                 Y = The number of shares of Equity Securities purchasable under this Warrant.

                 A = The then current fair market value of one share of the
                     Company's or the Parent Corporation's Equity Security at the time of exercise.

                 B = The Exercise Price (as adjusted to the date of such
                     calculations).

         For purposes of this Section 5, the fair market value shall be the price per share that the Company or the Parent Corporation could obtain from a willing buyer for shares of Equity Securities sold by the Company or the Parent Corporation from authorized but unissued shares, as such prices shall be determined in good faith by the Company's or the Parent Corporation's Board of Directors, as applicable.

         6. Certificates for Equity Securities. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Equity Securities so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

         7. Issuance of Equity Securities. The Company or the Parent Corporation covenants that the Equity Securities, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. Adjustment of Exercise Price and Number of Shares of Equity Securities. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a)      Subdivisions, Combinations and Other
Issuances. If the Company, or the Parent Corporation, shall at any time prior to the expiration of this Warrant subdivide the Equity Securities, by split-up or otherwise, or combine the Equity Securities, or issue additional shares of its preferred stock or common stock as a dividend with respect to any shares of the Equity Securities, the number of shares of Equity Securities issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustment shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares of Equity Securities purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                           (b)      Reclassification, Reorganization and
Consolidation. In case of any reclassification, capital, reorganization, or change in the Equity Securities of the Company or the Parent Corporation (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company, the Parent Corporation or its successor shall be

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delivered to the Holder, go that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Equity Securities as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                           (c)      Notice of Adjustment. When any adjustment is
required to be made in the number or kind of Equity Securities purchasable upon exercise of the Warrant, or in the Warrant Price, the Company or the Parent Corporation shall promptly notify the Holder of such event and of the number of Equity Securities or other securities or property thereafter purchasable upon exercise of this Warrant.

         9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Price then in effect.

         10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Equity Securities, including (without limitation) the right to vote such Equity Securities, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company or the Parent Corporation.

         11. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns, including, with respect to the Company, the Parent Corporation.

         12. Amendment and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and other retroactively or prospectively), with the written consent of the Company or the Parent Corporation and the holders of a majority of the shares of Equity Securities issued, or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Equity Securities purchased under this Warrant at the time outstanding (including securities into which such shares of Equity Securities have been converted), each future holder of all such shares of Equity Securities, and the Company or the Parent Corporation.

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         13.      Effect of Amendment or Waiver. The Holder of this Warrant
acknowledges that by the operation of Section 12 hereof, the holders of a majority of the shares of Equity Securities issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights, except for the number of shares for which this Warrant is exercisable, the expiration date of this Warrant (including any acceleration thereof) and the exercise price of the shares, of such Holder under this Warrant or under the Purchase Agreement.

         14. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

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                             ONLINE PARTNERS.COM, INC.

                             By:________________________________________
                                 Jeffrey T. Soukup
                                 Chief Financial Officer

                             Address:   995 Market Street, 15th Floor
                                        San Francisco, California 94103

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                                  SUBSCRIPTION

Online Partners.com, Inc., [PlanetOut Partners, Inc.]
Attention: Chief Financial Officer

         The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Equity Securities issued by Online Partners.com, Inc. [PlanetOut Partners, Inc.] and held by the undersigned, shares of________________________stock, of Online Partners.com, Inc. [PlanetOut Partners, Inc.].

         Payment of the Exercise Price per share required under such Warrant accompanies this Subscription.

         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                    WARRANTHOLDER:

                                    By:_________________________________________
                                       [NAME]

                                    Address: ___________________________________
                                    ____________________________________________

Date:_______________________

Name in which shares should be registered:
___________________

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